Exhibit 99.1

Boundless Bio and Serapha Bio Announce Merger Agreement and $230 Million Concurrent Private Placement

Combined company to operate as Serapha Bio and to advance Serapha’s potential best-in-class in vivo base editing program for Alpha-1 Antitrypsin Deficiency

Serapha’s lead program SERP-01 targets the SERPINA1 E342K (PiZZ) mutation, with proof-of-concept data demonstrating restoration of serum AAT to normal levels

Concurrent $230 million private placement co-led by RTW Investments and RA Capital Management, with participation from syndicate of top healthcare investors and mutual funds

Companies to hold joint webcast on Tuesday, June 23, 2026 at 8:30 a.m. ET

SAN DIEGO and NEW YORK – June 23, 2026 – Boundless Bio, Inc. (Nasdaq: BOLD) and Serapha Bio, Inc., a privately held biotechnology company developing an investigational in vivo base editing therapy for Alpha-1 Antitrypsin Deficiency (AATD), today announced that they have entered into a definitive merger agreement pursuant to which Serapha will combine with Boundless Bio in an all-stock merger. Prior to the closing, Boundless Bio expects to declare a cash dividend to pre-merger Boundless stockholders. Upon completion of the transaction, the combined company plans to operate under the name Serapha Bio, Inc. and is expected to trade on Nasdaq under the ticker symbol “AATD”.

In support of the proposed merger, Serapha has secured commitments for pre-closing private investments of approximately $230 million from a syndicate of investors co-led by RA Capital Management and RTW Investments and includes participation by Janus Henderson Investors, Decheng Capital, Vivo Capital, Casdin Capital, LifeSci Venture Partners, Logos Capital, Balyasny Asset Management, and Eventide Asset Management, of which approximately $138 million has already been funded in a Series A financing. The additional $92 million in funding is expected to close substantially concurrently with the merger, subject to customary closing conditions.

The combined company’s cash and cash equivalents balance at closing, including the funds from the private placement, is expected to fund Serapha’s operations into the second half of 2029 and provide runway through Phase 2 completion and Phase 3 initiation for SERP-01.

“This transaction provides Serapha with the public-market platform and capital to advance SERP-01 through a U.S. clinical program with conviction,” said Roderick Wong, MD, Managing Partner and Chief Investment Officer at RTW Investments. “The early clinical data generated with SERP-01 give us confidence that this is a potentially best-in-class base editing therapy that can restore AAT to physiologic levels in patients with the most severe form of this disease.”

Serapha licensed SERP-01, developed as YOLT-202 in Greater China, from YolTech Therapeutics in June 2026, in exchange for an upfront cash payment and a minority equity stake in Serapha. YolTech is also eligible to receive regulatory and commercial milestones totaling over $2 billion and tiered royalties on net sales of SERP-01. YolTech has been enrolling AATD patients in an Investigator-Initiated Trial (IIT) in Renji Hospital, Shanghai, China and retains development and commercialization rights for the Greater China territory.

“SERP-01 has a highly differentiated clinical profile, and, with this financing and merger agreement, Serapha is well positioned to deliver meaningful benefit for the up to 100,000 Americans – and many more around the world – who suffer from the life-threatening effects of severe AATD,” said Rajeev Shah, Managing Partner at RA Capital. “Serapha will hit the ground running with company building support from RTW Investments and RA Capital, including RA Capital’s Blackbird clinical development accelerator.”

“Since our founding, Boundless has pioneered a novel approach rooted in extrachromosomal DNA (ecDNA) biology to attempt to treat some of the most aggressive and difficult cancers. While we’ve deepened our understanding of ecDNA’s foundational role in certain cancers, the early clinical data for BBI-940 did not support continuing to advance this program,” said Zachary Hornby, President and Chief Executive Officer of Boundless Bio. “I am incredibly proud of our Boundless Bio team and their rigorous advancement of our novel science over the past seven years. We believe this transaction represents a strong opportunity to deliver meaningful value for our stakeholders, while providing Serapha with a public-market platform to advance novel therapies for people with rare diseases.”

The combined company will focus on the development and commercialization of Serapha’s lead clinical-stage candidate, SERP-01, for the treatment of severe AATD. AATD is a hereditary disorder most commonly caused by the SERPINA1 E342K point mutation, which causes the liver to produce a misfolded form of AAT, known as Z-AAT, in place of the normal M-AAT. The resulting toxic accumulation of Z-AAT polymers in the liver can lead to hepatitis, fibrosis, and cirrhosis, while reduced levels of functional AAT in circulation leave the lungs vulnerable to progressive emphysema and COPD. There is estimated to be up to 100,000 individuals with the severe PiZZ genotype in the United States, and current treatment is limited to supportive care, liver transplantation for end-stage disease, and weekly intravenous augmentation therapy that does not address the underlying liver pathology.

SERP-01 is an investigational in vivo base editing therapy designed to correct the SERPINA1 E342K mutation at its source. By restoring production of functional M-AAT while reducing toxic Z-AAT, SERP-01 has the potential to address both the liver and lung manifestations of the disease with a single administration.

The Proposed Transaction

Under the terms of the merger agreement, as of the closing and subject to the assumptions and adjustments set forth in the merger agreement, the pre-merger Boundless Bio stockholders are expected to own approximately 3.7% of the combined company and the pre-merger Serapha stockholders (inclusive of those investors participating in the pre-closing financings) are expected to own approximately 96.3% of the combined company. Prior to closing, Boundless Bio expects to declare a cash dividend to pre-merger Boundless Bio stockholders to distribute excess net cash, which is currently expected to be approximately $44 to $48 million, subject to adjustment based on Boundless Bio’s net cash at closing and the terms of the merger agreement.

The transaction has received unanimous approval by the Board of Directors of both companies and is expected to close in the fourth quarter of 2026, subject to certain closing conditions, including, among others, approval by the stockholders of each company, approval of the Nasdaq listing application, the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (SEC) to register the securities to be issued in connection with the proposed merger, expiration, or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, and the satisfaction of other customary closing conditions.

Lucid Capital Markets is serving as exclusive financial advisor and Latham & Watkins LLP is serving as legal counsel to Boundless Bio. Wedbush Securities Inc. is serving as exclusive financial advisor and Gibson, Dunn & Crutcher LLP and Goodwin Procter LLP are serving as legal counsel to Serapha.

Conference Call Information

Boundless Bio and Serapha Bio will host a joint conference call and webcast on June 23, 2026 at 8:30 a.m. ET. Please access the presentation by clicking on the following link: https://edge.media-server.com/mmc/p/w8sgnrsw

About Serapha Bio

Serapha Bio is a clinical-stage biotechnology company developing a novel base editing therapy for patients with AATD. Correcting the PiZ allele, the most common gene variant associated with severe AATD, could address a large population in the U.S. and Europe. Serapha Bio was co-founded in 2026 by RTW Investments, LP and RA Capital Management. For more information, visit https://www.seraphabio.com/.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics that addresses the significant unmet need in patients with oncogene amplified tumors. For more information, visit https://boundlessbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proposed merger between Boundless Bio and Serapha, the expected timing and completion of the transaction and the concurrent financing and Nasdaq listing, the anticipated ownership of the combined company, the expected amount and timing of the cash dividend to be paid to pre-merger Boundless Bio stockholders, the expected cash runway, and the potential, development plans, anticipated clinical milestones and therapeutic benefits of SERP-01, including whether SERP-01 will achieve or maintain restoration of serum AAT to normal levels, reduce toxic Z-AAT, address the liver and lung manifestations of AATD, demonstrate a favorable safety and tolerability profile, or achieve regulatory approval. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “milestone,” “opportunity,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the transaction or financing may not be completed on the anticipated terms or at all, the risk that required stockholder approval may not be obtained, the failure to satisfy the other conditions to the closing of the proposed merger, including the effectiveness of the registration statement to be filed with the SEC and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, the risk that the anticipated ownership percentages or cash dividend amount may change based on adjustments at or prior to closing, the uncertainties inherent in clinical development and the regulatory approval process, the combined company’s ability to successfully develop and, if approved, commercialize SERP-01, the combined company’s reliance on third parties in connection with manufacturing, research, and clinical and preclinical testing, Serapha’s reliance on intellectual property rights under its license agreement with YolTech Therapeutics, risks related to the protection of intellectual property, the combined company may use its capital resources sooner than it anticipates and, in any event, the combined company will continue to require substantial additional funding, and other risks described in Boundless Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in the registration statement and proxy statement/prospectus to be filed in connection with the proposed transaction. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this release, and neither company undertakes any obligation to update them except as required by law.

Important Additional Information and Where to Find it

In connection with the proposed transaction, Boundless Bio intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Boundless Bio and a prospectus of Boundless Bio, and each of Boundless Bio and Serapha may file with the SEC or furnish to the SEC other relevant documents concerning the proposed transaction. Investors and securityholders are urged to read the registration statement, including the proxy statement/prospectus contained therein, and all other relevant documents filed with or furnished to the SEC in connection with the proposed transaction when they become available because they will contain important information about Boundless Bio, Serapha and the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus, when available, and other relevant documents filed with or furnished to the SEC by Boundless Bio through the website maintained by the SEC at www.sec.gov and on Boundless Bio’s website at https://boundlessbio.com/.

Boundless Bio, Serapha and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boundless Bio’s stockholders in connection with the proposed transaction. Information about Boundless Bio’s directors and executive officers and their ownership of Boundless Bio securities is set forth in Boundless Bio’s filings with the SEC, including Boundless Bio’s most recent Annual Report on Form 10-K. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the registration statement and proxy statement/prospectus when available.

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Boundless Bio

Investors: Monique Allaire, THRUST, monique@thrustsc.com

Media: Carly Scaduto, THRUST, carly@thrustsc.com

Serapha Bio / RTW Investments / RA Capital Management

Chris Morrison, RA Capital, cmorrison@racap.com